Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

NovAccess Global Inc.

Form of Demand Promissory Note

$25,000	December 30, 2021

For Value Received, NovAccess Global Inc., a Colorado corporation (the “Company”), hereby promises to pay to [Amit Mulchandani/Dwain Irvin/Neil Laird] (“Holder”), or his registered assigns, in lawful money of the United States of America, the principal sum of $25,000 plus interest on the aggregate unpaid principal balance from time to time outstanding at the rate of 10% per annum from the date hereof, as provided for in this Demand Promissory Note (this “Note”).

1.         Payment. The Holder may call for payments of outstanding principal and interest under this Note at any time or from time to time by giving notice in writing to the Company at least five business days before the date payment is due. The Company may prepay all or any part of the balance owed under this Note at any time without penalty. Upon payment in full of the principal balance of this Note, and accrued and unpaid interest, this Note will be automatically cancelled and the Company’s payment obligations hereunder will be extinguished.

2.         Events of Default. The Company’s failure to pay any obligation under this Note when due constitutes an “Event of Default” under this Note. While an Event of Default has occurred and is continuing, all amounts due under this Note, including any accrued interest payable hereunder, will bear additional interest at a rate of 12% per annum.

3.         Miscellaneous.

(a)    Successors and Assigns; Transfer of this Note. The rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(b)    Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

(c)    Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflicts of law provisions of the State of Ohio, or of any other state.

(d)    Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Holder hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note.

(e)    Holder’s Acknowledgments. Holder represents that Holder is an accredited investor as defined in Rule 501 under the Securities Act of 1933 and understands that this Note is a risky investment and can bear the loss of the full amount invested.

(f)    Attorneys’ Fees. If the amounts due under this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings, or if this Note is placed in the hands of an attorney for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Holder.

(Signature Page Follows)

The Company has caused this Promissory Note to be issued as of the date first written above.

NovAccess Global Inc.

/s/ Daniel G. Martin

By Daniel G. Martin, Chairman of the Board

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